Exhibit 10.23

ASSIGNMENT AND ASSUMPTION OF LEASE
AND FIFTH LEASE AMENDMENT

THIS ASSIGNMENT AND ASSUMPTION OF LEASE AND FIFTH LEASE AMENDMENT (the “Amendment”) is effective as of the 1st day of August, 2010 and is executed as of the 2nd day of August, 2010, by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership d/b/a Duke Realty of Indiana Limited Partnership (“Landlord”), and INTERFACE SECURITY SYSTEMS, L.L.C., a Louisiana limited liability company (“Assignor”) and INTERFACE SECURITY SYSTEMS HOLDINGS, INC., a Delaware corporation (“Assignee” or “Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Assignor, as tenant, entered into a certain lease dated December 20, 2001, as amended March 18, 2002, March 26, 2009, April 21, 2010 and June 28, 2010 (collectively, the “Lease”), whereby Tenant leased from Landlord certain premises consisting of approximately 22,920 rentable square feet of space (the “Original Premises”) in an office building commonly known as Corporate Center I, located at 3773 Corporate Center Drive, St. Louis, Missouri 63045; and

WHEREAS, Assignor desires to assign all of its right, title and interest in the Lease to Assignee; and

WHEREAS, upon such assignment, Landlord and Assignee desire to expand the Original Premises by approximately 9,450 rentable square feet of space (the “Additional Space”); and

WHEREAS, upon such assignment, Landlord and Assignee desire to extend the Lease Term; and

WHEREAS, Landlord, Assignor and Assignee desire to amend certain provisions of the Lease to reflect such expansion, extension, changes and additions to the Lease.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord, Assignor and Assignee hereby agree that the Lease is amended as follows:

1.                                      Incorporation of Recitals.  The above recitals are hereby incorporated into this Amendment as if fully set forth herein.

2.                                      Assignment and Assumption of Lease.  For and in consideration of receipt of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns to Assignee all of its right, title and interest in and to the Lease.  Assignee hereby accepts this assignment and assumption of the Lease and hereby assumes and agrees to be bound by all of the rights and obligations of Assignor as Tenant under the Lease and acknowledges that all provisions of the Lease remain in full force and effect and Assignor shall remain primarily liable thereunder.  Assignor hereby acknowledges that this assignment and assumption of the Lease does not release it from its liability under the terms and obligations of the Lease and Assignor shall remain primarily liable thereunder.  This assignment and assumption of the Lease shall not be construed to modify, waive, impair or affect any of the terms, provisions or conditions of the Lease except as otherwise expressly provided herein.  Landlord hereby consents to the assignment of the Lease to Assignee; provided, however, that such assignment does not affect or release any liability of Assignor under the terms and obligations of the Lease.  This consent and acceptance of the foregoing assignment and assumption of the Lease shall not constitute a consent by Landlord to any further assignments of the entire or any portion of the Leased Premises.

3.                                      Extension of Lease Term.  The Lease Term is hereby extended through December 31, 2020.

4.                                      Amendment of Section 1.01.  Basic Lease Provisions and Definitions.

(a)                                 Effective August l, 2010, Section 1.01 of the Lease is hereby amended by deleting D, E, H, L and N and substituting the following in lieu thereof:

“D.                              Minimum Annual Rent:

August l, 2010-December 31,2010  $133,700.00 (5 months);

E.                                     Monthly Rental Installments:

August l, 2010-December 31, 2010  $ 26,740.00 per month;

H.                                   Lease Term:  extended through December 31, 2020;

L.                                     Brokers:  Duke Realty Services, LLC representing Landlord and Summit Realty Group LLC d/b/a Gateway Commercial representing Tenant;

N.                                    Address for payments and notices are as follows:

Landlord:                                                                  Duke Realty Limited Partnership
d/b/a Duke Realty of Indiana Limited Partnership
Attn:  Senior Vice President - St. Louis Operations
520 Maryville Centre Drive, Suite 200
St. Louis, MO 63141-5819
Facsimile:  (314) 514-6995

With Rental:                                                   Duke Realty Limited Partnership

Payments to:                                                75 Remittance Drive, Suite 3205
Chicago, IL 60675-3205

With a Copy to:                                 Duke Realty Limited Partnership
d/b/a Duke Realty of Indiana Limited Partnership
c/o Duke Realty Corporation

Attn:  St. Louis Market Attorney
6133 N. River Road, Suite 200
Rosemont, IL 60018

Tenant:                                                                             Interface Security Systems Holdings, Inc.
3773 Corporate Center Drive
St. Louis, MO 63045”

(b)                                 Commencing January 1, 2011, Section 1.01A of the Lease is hereby further amended by substituting Amended Exhibit A, attached hereto and incorporated herein by reference, on which the Original Premises are striped and the additional space containing approximately 9,450 rentable square feet (the “Additional Space”) is cross-hatched in lieu of Exhibit A to the Lease.  Collectively, the Original Premises and the Additional Space shall hereinafter be referred to as the “Leased Premises”.

(c)                                  Commencing on January l, 2011, Section 1.01 of the Lease is further amended by deleting subsections B, C, D, E and F and substituting the following in lieu thereof:

“B.                              Rentable Area:

Original Premises:	approximately 22,920 rentable square feet
Additional Space:	approximately 9,450 rentable square feet

Total Leased Premises:	approximately 32,370 rentable square feet;

Landlord shall use commercially reasonable standards, consistently applied, in determining the Rentable Area and the rentable area of the Building.  The Rentable Area shall include the area within the Leased Premises plus a pro rata portion of the area covered by the common areas within the Building, as reasonably determined by Landlord from time to time.  Landlord’s determination of Rentable Area shall be deemed correct for all purposes hereunder.

C.                                    Building Expense Percentage:  44.22%;

D.                                    Minimum Annual Rent:

January 1, 2011 – August 31, 2011	$ 0.00 (8 months)
September 1, 2011 – December 31, 2011	$159,152.52 (4 months)
January 1, 2012 – December 31, 2012	$486,521.16 per year
January 1, 2013 – December 31, 2013	$495,908.40 per year
January 1, 2014 – December 31, 2014	$505,295.76 per year
January 1, 2015 – December 31, 2015	$514,683.00 per year
January 1, 2016 – December 31, 2016	$524,717.76 per year

January 1, 2017 – December 31, 2017	$534,752.40 per year
January 1, 2018 – December 31, 2018	$544,787.16 per year
January 1, 2019 – December 31, 2019	$555,145.56 per year
January 1, 2020 – December 31, 2020	$565,827.60 per year;

E.                                     Monthly Rental Installments:

January 1, 2011 – August 31, 2011	$ 0.00 per month
September 1, 2011 – December 31, 2011	$ 39,788.13 per month
January 1, 2012 – December 31, 2012	$ 40,543.43 per month
January 1, 2013 – December 31, 2013	$ 41,325.70 per month
January 1, 2014 – December 31, 2014	$ 42,107.98 per month
January 1, 2015 – December 31, 2015	$ 42,890.25 per month
January 1, 2016 – December 31, 2016	$ 43,726.48 per month
January 1, 2017 – December 31, 2017	$ 44,562.70 per month
January 1, 2018 – December 31, 2018	$ 45,398.93 per month
January 1, 2019 – December 31, 2019	$ 46,262.13 per month
January 1, 2020 – December 31, 2020	$ 47,152.30 per month;

F.             Landlord’s Share of Taxes and Insurance:  $2.50.”

5.                                      Amendment of Section 2.02.  Construction of Tenant Improvements.  Section 2.02 of the Lease is hereby amended by incorporating the following:

“Landlord shall construct and install all leasehold improvements to the Leased Premises (collectively, the “Tenant Improvements”) in accordance with Amended Exhibit B attached hereto and made a part hereof.”

6.                                      Amendment of Section 7.01.  Tenant’s Responsibility.  Effective August 1, 2010, Section 7.01 of the Lease is hereby amended by incorporating the following:

“Notwithstanding anything contained herein to the contrary, Landlord hereby agrees to enter into a contract with Hoffman Brothers, or another HVAC contractor mutually agreed upon by both Landlord and Tenant, to perform standard preventative maintenance on all HVAC equipment in the Leased Premises, at Tenant’s sole cost and expense.  Tenant hereby agrees that the cost of said maintenance shall be paid by Tenant as Additional Rent.  Landlord hereby agrees to be responsible for all costs associated with any required major replacements or repairs of any of the HVAC equipment as reasonably determined by Landlord, excluding the computer room equipment which shall be remain Tenant’s responsibility, through July 31, 2015 and thereafter any replacements or repairs shall be at Tenant’s sole cost and expense.”

7.                                      Amendment of Section 9.02.  Tenant’s Insurance.  Effective on August 1, 2010, Section 9.02 of the Lease is hereby amended by incorporating the following subsection:

“E.                               Automobile Insurance.  Comprehensive Automobile Liability Insurance insuring bodily injury and property damage arising from all owned,

non-owned and hired vehicles, if any, with minimum limits of liability of $1,000,000 combined single limit, per accident.”

In addition, the final paragraph of Section 9.02 of the Lease is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

“All insurance required to be carried by Tenant hereunder shall (i) be issued by one or more insurance companies reasonably acceptable to Landlord, licensed to do business in the State in which the Leased Premises is located and having an AM Best’s rating of A IX or better, and (ii) provide that said insurance shall not be materially changed, canceled or permitted to lapse on less than thirty (30) days’ prior written notice to Landlord.  In addition, Tenant shall name Landlord, Landlord’s managing agent, and any mortgagee requested by Landlord, as additional insureds under its commercial general liability, excess and umbrella policies (but only to the extent of the limits required hereunder).  Upon execution of this Amendment, and thereafter, within thirty (30) days prior to the expiration of each such policy, Tenant shall furnish Landlord with certificates of insurance in the form of ACORD 25 (or other evidence of insurance reasonably acceptable to Landlord), evidencing all required coverages, and that with the exception of Worker’s Compensation insurance, such insurance is primary and non-contributory.  Upon Tenant’s receipt of a request from Landlord, Tenant shall provide Landlord with copies of all insurance policies, including all endorsements, evidencing the coverages required hereunder.  If Tenant fails to carry such insurance and furnish Landlord with such certificates of insurance or copies of insurance policies (if applicable), Landlord may obtain such insurance on Tenant’s behalf and Tenant shall reimburse Landlord upon demand for the cost thereof as Additional Rent.  Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts or different types of insurance if it becomes customary for other landlords of similar buildings in the area to require similar sized tenants in similar industries to carry insurance of such higher minimum amounts or of such different types.”

8.                                      Amendment of Article 16.  Miscellaneous.  Article 16 of the Lease is hereby amended by incorporating the following additional sections:

“Section 16.15.  Options to Extend.

(a)                                 Grant and Exercise of Option.  Provided that (i) no default has occurred and is then continuing (ii) the creditworthiness of Tenant is then reasonably acceptable to Landlord and (iii) Tenant originally named herein or a Permitted Transferee remains in possession of and has been continuously operating in the entire Leased Premises throughout the term immediately preceding the Extension Term (as defined below), Tenant shall have the option to extend the Lease Term for two (2) additional periods of five (5) years each (the “Extension Term(s)”).  Each Extension Term shall be upon the same terms and conditions contained in the Lease except (x) this provision giving two (2) extension options shall be amended to reflect the remaining options to extend, if any, and (y) any improvement allowances or other concessions applicable to the Leased Premises under the Lease shall not apply to the Extension Term, and (z) the Minimum Annual Rent shall be adjusted as set forth below (the “Rent Adjustment”).  Tenant shall exercise each option by (i) delivering to Landlord, no later than six (6) months prior to the expiration of the preceding term, written notice of Tenant’s desire to extend the Lease Term.  Tenant’s failure to timely exercise such option shall be deemed a waiver of such option and any succeeding option.  Landlord shall notify Tenant of the amount of the Rent Adjustment no later than ninety (90) days prior to the commencement of the Extension Term.  Tenant shall be deemed to have accepted the Rent Adjustment if it fails to deliver to Landlord a written objection thereto within five (5) business days after receipt thereof.  If Tenant properly exercises its option to extend, Landlord and Tenant shall execute an amendment to the Lease (or, at Landlord’s option, a new lease on the form then in use for the Building) reflecting the terms and conditions of the Extension Term within thirty (30) days after Tenant’s acceptance (or deemed acceptance) of the Rent Adjustment.

(b)                                 Rent Adjustment.  The Minimum Annual Rent for the applicable Extension Term shall be an amount equal to the Minimum Annual Rent then being paid by prospective renewal tenants of the Building for space of comparable size and quality and with similar or equivalent improvements as are found in the Building, and if none, then in similar buildings in the Park, taking into account concessions and allowances then being offered in the market; provided, however, that in no event shall the Minimum Annual Rent during any Extension Term be less than the highest Minimum Annual Rent payable during the immediately preceding term.  The Monthly Rental Installments shall be an amount equal to one-twelfth (1/12) of the Minimum Annual Rent for the Extension Term and shall be paid at the same time and in the same manner as provided in the Lease.

Section 16.16.  Right of First Offer.

(a)                                 Provided that (i) no default has occurred and is then continuing, (ii) the creditworthiness of Tenant is substantially the same as of the date of this Amendment, and (iii) Tenant originally named herein or its Permitted Transferee remains in possession of and has been continuously operating in the entire Leased Premises throughout the Lease Term, and subject to any rights of other tenants to the Offer Space (as defined herein) and Landlord’s right to renew or extend the lease term of any other tenant with respect to the portion of the Offer Space now or hereafter leased by such other tenant, Landlord shall, before entering into a lease with a third party for the adjacent space located in the Building shown cross-hatched on the attached Exhibit D (the “Offer Space”), notify Tenant in writing of the availability of the Offer Space for leasing and setting forth the terms and conditions upon which Landlord is willing to lease the Offer Space to Tenant (“Landlord’s Notice”).  Tenant shall have seven (7) business days from its receipt of Landlord’s Notice to deliver to Landlord a written notice agreeing to lease the Offer Space on the terms and conditions contained in Landlord’s Notice (“Tenant’s Acceptance”).  In the event Tenant fails to deliver Tenant’s Acceptance to Landlord within said seven (7) business day period, such failure shall be conclusively deemed a rejection of the Offer Space and a waiver by Tenant of this right of first offer, whereupon, except as provided in (c) below, Tenant shall have no further rights with respect to the Offer Space and Landlord shall be free to lease the Offer Space to a third party.

(b)                                 The term for the Offer Space shall be coterminous with the term for the original Leased Premises; provided, however, that the minimum term for the Offer Space shall be five (5) years and the term for the then existing Leased Premises (“Existing Premises”) shall be extended, if necessary, to be coterminous with the term for the Offer Space.  If the Lease Term for the Existing Premises is extended as provided above, the Minimum Annual Rent for such extension term shall be an amount equal to the Minimum Annual Rent then being quoted by Landlord to prospective renewing tenants of the Building for space of comparable size and quality and with similar or equivalent improvements as are found in the Building, and if none, then in similar buildings in the Park; provided, however, that in no event shall the Minimum Annual Rent during such extension term be less than the highest Minimum Annual Rent payable during the immediately preceding term.

(c)                                  If Tenant properly exercises its right of first offer, Landlord and Tenant shall enter into an amendment to this Lease adding the Offer Space to the Leased Premises upon the terms and conditions set forth herein and making such other modifications to this Lease as are appropriate under the circumstances.  If Tenant shall fail to enter into such amendment within ten (10) days following Tenant’s Acceptance, then Landlord may terminate this right of first offer by notifying Tenant in writing, in which event Tenant shall have no further rights with respect to the Offer Space and Landlord shall be free to lease the Offer Space to a third party.  This right of first offer shall be an ongoing right of first offer, which shall mean that if Tenant waives its right of first offer pursuant to subsection (a) above and all of the Offer Space is subsequently leased to a third party (“New Tenant”), Landlord shall not lease the Offer Space to a third party (other than the New Tenant) without notifying Tenant of the availability of the Offer Space, in which case Tenant shall again have a right of first offer to lease the Offer Space in accordance with this Section 16.16.

Section 16.17.  Parking.  Commencing January 1, 2011, provided Tenant is not in default hereunder, Tenant shall be entitled to the non-exclusive use of one hundred twenty-seven (127) parking spaces designated for the Building during the Lease Term, at no additional cost to Tenant.  In addition, so long as Landlord or its affiliate owns the property located to the east of the Building, Landlord shall use commercially reasonable efforts to provide additional parking spaces on such property; provided, however, that Landlord does not guaranty the continued use of such additional spaces.  Only one (1) vehicle shall be parked in each space at any one time.

Section 16.18.  Quiet Enjoyment.  Landlord covenants and agrees with Tenant that, except as otherwise provided in this Lease, upon the continuing compliance by Tenant with all of the terms, covenants and provisions of this Lease to be performed by Tenant, Tenant shall and may peaceably and quietly have, hold and enjoy the Additional Space for the Lease Term, free from any interference whatsoever by, from or through Landlord or anyone claiming by from or through Landlord.”

9.                                      Broker.  Tenant represents and warrants that, except for Duke Realty Services, LLC representing Landlord, and Summit Realty Group LLC d/b/a Gateway Commercial representing Tenant, no other real estate broker or brokers were involved in the negotiation and execution of this Amendment.  Tenant shall indemnify Landlord and hold it harmless from any and all liability for the breach of any such representation and warranty on its part and shall pay any compensation to any other broker or person who may be deemed or held to be entitled thereto.

10.                               Representations and Warranties.

(a)                                 Tenant hereby represents and warrants that (i) Tenant is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Tenant is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Amendment on behalf of Tenant has been properly authorized to do so, and such execution and delivery shall bind Tenant to its terms.

(b)                                 Landlord hereby represents and warrants that (i) Landlord is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Landlord is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Amendment on behalf of Landlord has been properly authorized to do so, and such execution and delivery shall bind Landlord to its terms.  Landlord further represents that, to the best of its knowledge, the Permitted Use of the Additional Space is in compliance with all zoning and other requirements as of the date of this Amendment.

11.                               Examination of Amendment.  Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

12.                               Definitions.  Except as otherwise provided herein, the capitalized terms used in this Amendment shall have the definitions set forth in the Lease.

13.                               Incorporation.  This Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the 2nd day of August, 2010.

LANDLORD:

DUKE REALTY LIMITED PARTNERSHIP,
an Indiana limited partnership, d/b/a Duke Realty of
Indiana Limited Partnership

	By:	Duke Realty Corporation,
its general partner

Dated: 8/2/10	By:	/s/ Thomas R. Martin
Thomas R. Martin
Senior Vice President
St. Louis Group

ASSIGNOR:

INTERFACE SECURITY SYSTEMS, L.L.C.,
a Louisiana limited liability company

Dated: 7/31/10	By:	/s/ Kenneth Obermeyer

	Printed:	Kenneth Obermeyer

	Title:	CFO

ASSIGNEE/TENANT:

INTERFACE SECURITY SYSTEMS HOLDINGS, INC., a Delaware corporation

Dated: 7/31/10	By:	/s/ Michael Shaw

	Printed:	Michael Shaw

Title:

STATE OF Missouri	)
	)	SS:
COUNTY OF St. Louis	)

Before me, a Notary Public in and for said County and State, personally appeared Kenneth Obermeyer, by me known and by me known to be the                        of Interface Security Systems, L.L.C., a Louisiana limited liability, who acknowledged the execution of the foregoing “Assignment and Assumption of Lease and Fifth Lease Amendment” on behalf of said company.

WITNESS my hand and Notarial Seal this 31 day of July, 2010.

/s/ Dianne M. Offerman
Notary Public

Dianne M. Offerman
Printed Signature

My Commission Expires:  4/23/2012

My County of Residence:  Warren

STATE OF Missouri	)
	)	SS:
COUNTY OF St. Louis	)

Before me, a Notary Public in and for said County and State, personally appeared Michael Shaw, by me known and by me known to be the                                           of Interface Security Systems Holdings, Inc., a Delaware corporation, who acknowledged the execution of the foregoing “Assignment and Assumption of Lease and Fifth Lease Amendment” on behalf of said corporation,

WITNESS my hand and Notarial Seal this 31 day of July, 2010.

/s/ Dianne M. Offerman
Notary Public

Dianne M. Offerman
Printed Signature

My Commission Expires:  4/23/2012

My County of Residence:  Warren

AMENDED EXHIBIT A

LOCATION MAP
RIDER TRAIL SOUTH
CORPORATE CENTER DRIVE
Duke
CORPORATE CENTER 1
LEASED
18,360 SF
LEASED
11,400 SF
LEASED
11,070 SF
9,450 SF
INTERFACE
22,920 SF
ADDITIONAL PREMISES
ORIGINAL PREMISES
OH DOORS (typ)
294 SPACES
90'
n/f
In-Cohoots, Inc.
DB 9563, PG. 2022
INTERFACE
at Corporate Center 1
in Earth City, Missouri
Site Plan

AMENDED EXHIBIT A

AMENDED EXHIBIT B

TENANT IMPROVEMENTS

1.                                      Landlord’s Obligations.  Tenant is currently in possession of the Original Premises and has personally inspected the Additional Space and accepts the same “AS IS” without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect thereto except to construct and install within the Leased Premises, in a good and workmanlike manner, the Tenant Improvements, in accordance with this Amended Exhibit B.  Tenant agrees to cooperate with Landlord to make the necessary areas of the Original Premises available to Landlord to complete the Tenant Improvements.

2.                                      Construction Drawings, Cost Statement and Allowance.

(a)                                 Promptly following the date hereof, Tenant will work with Landlord’s space planner to develop a space plan for the Leased Premises that is reasonably acceptable to Landlord (the “Space Plan”).  Tenant shall deliver the Space Plan to Landlord within ten (10) days after the date of this Lease.  Within thirty (30) days after Landlord’s receipt of the Space Plan, Landlord shall prepare and submit to Tenant (i) a set of construction drawings (the “CD’s”) covering all work to be performed by Landlord in constructing the Tenant Improvements in accordance with the Space Plan, and (ii) a statement of the cost to construct and install the Tenant Improvements (the “Cost Statement”).  Tenant acknowledges and agrees that (A) the Cost Statement shall include design fees and a fee payable to the project’s construction manager or general contractor, and (B) such construction manager or general contractor may be comprised of a subsidiary, affiliate or employees of Landlord.  Tenant shall have ten (10) days after receipt of the CD’s and the Cost Statement in which to review both the CD’s and the Cost Statement and to give Landlord written notice of Tenant’s approval of the CD’s or its requested changes thereto.  Tenant shall have no right to request any changes to the CD’s that would materially alter the exterior appearance or basic nature of the Building or the Building systems.  If Tenant fails to approve or request changes to the CD’s within ten (10) days after its receipt thereof, then Tenant shall be deemed to have approved the CD’s and the Cost Statement and the same shall thereupon be final.  If Tenant requests any changes to the CD’s, Landlord shall make those changes which are reasonably requested by Tenant and shall within ten (10) days of its receipt of such request submit the revised portion of the CD’s (and, to the extent applicable, the revised Cost Statement) to Tenant.  Tenant may not thereafter disapprove the revised portions of the CD’s unless Landlord has unreasonably failed to incorporate reasonable comments of Tenant and, subject to the foregoing, the CD’s and the Cost Statement, as modified by said revisions, shall be deemed to be final upon the submission of said revisions to Tenant.  Tenant shall at all times in its review of the CD’s and the Cost Statement, and of any revisions thereto, act reasonably and in good faith.  Without limiting the foregoing, Tenant agrees to confirm Tenant’s consent to the CD’s and acknowledge the Cost Statement in writing within three (3) days following Landlord’s written request therefor.  Tenant shall have the right to provide Landlord with one (1) proposed non-union subcontractors for each trade, and provided such subcontractor meets with Landlord’s reasonable safety and insurance qualifications and other reasonable criteria of Landlord, such subcontractor shall have the right to enter a bid.  Landlord reserves the right to award the bids on the basis of reputation, quality, price and timeliness.

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(b)                                 Tenant shall be responsible for the cost to construct and install the Tenant Improvements only to the extent that the Cost Statement, taking into account any increases or decreases resulting from any Change Orders (as hereinafter defined), exceeds Six Hundred Seventy Thousand Dollars ($670,000.00) (the “Allowance”).  If, following Tenant’s approval (or deemed approval) of the CD’s, the Cost Statement shows that the cost to construct and install the Tenant Improvements will exceed the Allowance, Tenant shall pay to Landlord the difference between the Cost Statement (taking into account any increases or decreases resulting from any Change Orders) and the Allowance after Substantial Completion and within ten (10) days of Landlord’s request therefor.  If the Allowance exceeds the Cost Statement (taking into account any increases or decreases resulting from any Change Orders), such savings shall be the property of Landlord.

3.                                      Schedule and Early Occupancy.  Landlord shall provide Tenant with a proposed schedule for the construction and installation of the Tenant Improvement and shall notify Tenant of any material changes to said schedule.  Tenant agrees to coordinate with Landlord regarding the installation of Tenant’s phone and data wiring and any other trade related fixtures that will need to be installed in the Additional Space prior to Substantial Completion.  In addition, if and to the extent permitted by applicable laws, rules and ordinances, Tenant shall have the right to enter the Additional Space prior to the scheduled date for Substantial Completion (as may be modified from time to time) in order to install fixtures (such as racking) and otherwise prepare the Additional Space for occupancy, which right shall expressly exclude making any structural modifications.  During any entry prior to January 1, 2011 (a) Tenant shall comply with all terms and conditions of this Lease other than the obligation to pay rent for the Additional Space, (b) Tenant shall not interfere with Landlord’s completion of the Tenant Improvements, (c) Tenant shall cause its personnel and contractors to comply with the terms and conditions of Landlord’s rules of conduct (which Landlord agrees to furnish to Tenant upon request), and (d) Tenant shall not begin operation of its business in the Additional Space.  Tenant acknowledges that Tenant shall be responsible for obtaining all applicable permits and inspections relating to any such entry by Tenant.

4.                                      Change Orders.  Tenant shall have the right to request changes to the CD’s at any time following the date hereof by way of written change order (each, a “Change Order”, and collectively, “Change Orders”).  Provided such Change Order is reasonably acceptable to Landlord, Landlord shall prepare and submit promptly to Tenant a memorandum setting forth the impact on cost and schedule resulting from said Change Order (the “Change Order Memorandum of Agreement”).  Tenant shall, within three (3) days following Tenant’s receipt of the Change Order Memorandum of Agreement, either (a) execute and return the Change Order Memorandum of Agreement to Landlord, or (b) retract its request for the Change Order.  At Landlord’s option, Tenant shall pay to Landlord (or Landlord’s designee), within ten (10) days following Landlord’s request, any increase in the cost to construct the Tenant Improvements resulting from the Change Order, as set forth in the Change Order Memorandum of Agreement.  Landlord shall not be obligated to commence any work set forth in a Change Order until such time as Tenant has delivered to Landlord the Change Order Memorandum of Agreement executed by Tenant and, if applicable, Tenant has paid Landlord in full for said Change Order.

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5.                                      Tenant Delay.  Notwithstanding anything to the contrary contained in the Lease, if Substantial Completion of the Tenant Improvements is delayed as a result of Tenant Delay (as hereinafter defined), then, for purposes of determining the Commencement Date, Substantial Completion of the Tenant Improvements shall be deemed to have occurred on the date that Substantial Completion of the Tenant Improvements would have occurred but for such Tenant Delay.  Without limiting the foregoing, Landlord shall use commercially reasonable speed and diligence to Substantially Complete the Tenant Improvements with respect to the Additional Space on or before December 31, 2010.

6.                                      Letter of Understanding.  Promptly following Substantial Completion of the Tenant Improvements, Tenant shall execute Landlord’s Letter of Understanding in substantially the form attached hereto as Exhibit E and made a part hereof, acknowledging (a) the Commencement Date of this Lease, and (b) except for any punchlist items, that Tenant has accepted the Leased Premises.  If Tenant takes possession of and occupies the Leased Premises, Tenant shall be deemed to have accepted the Leased Premises and that the condition of the Leased Premises and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects, subject to any punchlist items.

7.                                      Definitions.  For purposes of this Lease (a) “Substantial Completion” (or any grammatical variation thereof) shall mean completion of construction of the Tenant Improvements, subject only to punchlist items to be identified by Landlord and Tenant in a joint inspection of the Leased Premises prior to Tenant’s occupancy, as established by a certificate of occupancy for the Leased Premises or other similar authorization issued by the appropriate governmental authority, if required, and (b) “Tenant Delay” shall mean any delay in the completion of the Tenant Improvements attributable to Tenant, including, without limitation (i) Tenant’s failure to meet any time deadlines specified herein, (ii) Change Orders, (iii) the performance of any other work in the Leased Premises by any person, firm or corporation employed by or on behalf of Tenant, or any failure to complete or delay in completion of such work, (iv) Landlord’s inability to obtain an occupancy permit for the Leased Premises because of the need for completion of all or a portion of improvements being installed in the Leased Premises directly by Tenant, and (v) any other act or omission of Tenant.

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EXHIBIT E

LETTER OF UNDERSTANDING

Duke Realty Limited Partnership,

d/b/a Duke Realty of Indiana Limited Partnership

Attn:                    St. Louis Market - Vice President,

Asset Management & Customer Service

520 Maryville Centre Drive, Suite 200

St. Louis, MO 63141-5819

RE:                           Lease Agreement between Duke Realty Limited Partnership, an Indiana limited partnership, d/b/a Duke Realty of Indiana Limited Partnership (“Landlord”) and Interface Security Systems Holdings, Inc., a Delaware corporation, (“Tenant”) for the Leased Premises located at                                                                 ,                             ,                                     , Missouri 63                 (the “Leased Premises”) within the Park, dated                         , 20         (the “Lease”).

Dear                                                 :

The undersigned, on behalf of Tenant, certifies to Landlord as follows:

1.                                      The Commencement Date under the Lease is

2.                                      The rent commencement date is

3.                                      The expiration date of the Lease is

4.                                      The Lease (including amendments or guaranty, if any) is the entire agreement between Landlord and Tenant as to the leasing of the Leased Premises and is in full force and effect.

5.                                      The Landlord has completed the improvements designated as Landlord’s obligation under the Lease (excluding punchlist items as agreed upon by Landlord and Tenant), if any, and Tenant has accepted the Leased Premises as of the Commencement Date.

6.                                      To the best of the undersigned’s knowledge, there are no uncured events of default by either Tenant or Landlord under the Lease.

IN WITNESS WHEREOF, the undersigned has caused this Letter of Understanding to be executed this            day of                                            , 20      .

EXHIBIT - NOT TO BE EXECUTED

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